EXHIBIT 99.1
UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF PENNSYLVANIA

IN RE ISOLAGEN, INC. SECURITIES & DERIVATIVE LITIGATION		MDL No. 1741
RICHARD KEENE, derivatively on behalf of Isolagen, Inc.,	:	Case No. 2:06-cv-01302-RB

Plaintiff,	:

v.	:

FRANK M. DELAPE, ROBERT J. BITTERMAN, MICHAEL MACALUSO,	:
JEFFREY W. TOMZ, OLGA MARKO, WILLIAM K. BOSS, JR.,	:
MICHAEL AVIGNON, STEVEN MORRELL, HENRY Y. L. TOH, RALPH	:
DEMARTINO and MARSHALL G. WEBB,	:

Defendants,	:

and	:

ISOLAGEN, INC.,

Nominal Defendant.

RONALD BEATTIE, Derivatively on Behalf of Nominal Defendant ISOLAGEN, INC.,	: :	Case No. 08-cv-724-RB

Plaintiff,	:

v.	:

MICHAEL MACALUSO, MICHAEL AVIGNON, ROBERT J. BITTERMAN,	:
OLGA MARKO, JEFFREY W. TOMZ, MARTIN SCHMIEG, FRANK M.	:
DELAPE, STEVEN MORRELL, HENRY Y.L. TOH, RALPH V.	:
DEMARTINO, MARSHALL G. WEBB AND SUSAN CIALLELLA,	:

Defendants,	:

and	:

ISOLAGEN, INC.,

Nominal Defendant.

NOTICE OF PENDENCY OF DERIVATIVE ACTIONS AND PROPOSED SETTLEMENT AND SETTLEMENT FAIRNESS HEARING
TO: ALL CURRENT STOCKHOLDERS OF ISOLAGEN, INC. (“ISOLAGEN” OR THE “COMPANY”) AS OF JANUARY 27, 2009:
YOU ARE HEREBY NOTIFIED, pursuant to an order of the United States Court for the Eastern District of Pennsylvania (the “Court”) and Federal Rule of Civil Procedure 23.1, that a proposed settlement has been reached, subject to Court approval, between the parties in the above-captioned derivative actions (the “Actions”). The terms of the proposed settlement of the Actions (the “Settlement”) are set forth in a Stipulation and Agreement of Settlement dated as of January 27, 2009 (the “Stipulation”).
This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court. All capitalized terms herein have the same meanings as set forth in the Stipulation.
The terms of the Settlement set forth in the Stipulation include: (1) the Individual Defendants shall cause their directors and officers liability insurance carrier to pay to Isolagen the sum of $5,250,000, which amount Isolagen shall cause to be applied to (a) settle the Securities Class Action; (b) pay the Fee and Expense Award in the gross amount of $325,000 as set forth in paragraphs 10 and 11 of the Stipulation; and (c) pay certain fees and expenses incurred by Isolagen and the Individual Defendants in connection with the Securities Class Action; and (2) that all claims that have been released against the Released Persons (as defined in the Stipulation) shall be dismissed with prejudice.
IF YOU ARE AN OWNER OF ISOLAGEN COMMON STOCK YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.
On May 12, 2009, at 4:00 p.m., a hearing (the “Fairness Hearing”) will be held before the Honorable Ronald L. Buckwalter, at the United States District Court for the Eastern District of Pennsylvania, 601 Market Street, Courtroom 14-A, Philadelphia, Pennsylvania 19106, to determine: (1) whether the terms of the Settlement should be approved as fair, reasonable and adequate, including the Fee and Expense Award; and (2) whether the Actions should be dismissed with prejudice as to the Released Persons.
Any shareholder that objects to the Settlement of the Actions shall have a right to appear and to be heard at the Fairness Hearing, provided that he, she, or it was a beneficial shareholder or shareholder of record as of January 27, 2009. Any shareholder of Isolagen who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such shareholder’s own expense or may appear on his, her, or its own. However, no shareholder of Isolagen shall be heard at the Fairness Hearing unless no later than 21 days prior to the date of the Fairness Hearing, such shareholder has satisfied the following procedures:
1. Filed a written objection or opposition, together with copies of all other papers (including proof of ownership of Isolagen common stock) and briefs, with the Clerk’s Office at United States District Court for the Eastern District of Pennsylvania, U.S. Courthouse, 601 Market Street, Room 2609, Philadelphia, PA 19106-1797, no later than 14 days prior to the date of the Fairness Hearing. You must also serve the papers on the following counsel so that the papers are received no later than 14 days prior to the date of the Fairness Hearing:

Attorneys for Richard Keene:	Attorneys for the Settling Defendants:

William B. Federman	Joseph N. Sacca
FEDERMAN & SHERWOOD	SKADDEN ARPS SLATE MEAGHER & FLOM LLP
10205 North Pennsylvania Avenue	Four Times Square
Oklahoma City, OK 73120	New York, New York 10036

Thomas J. McCormack
CHADBOURNE & PARKE LLP
30 Rockefeller Plaza New York, New York 10112

Attorneys for Ronald Beattie:

Eric L. Zagar	Joseph M. Donley
BARROWAY TOPAZ KESSLER	THORP REED & ARMSTRONG, LLP
MELTZER & CHECK, LLP	One Commerce Square 2005 Market Street Suite 1910
280 King of Prussia Road	Philadelphia, Pennsylvania 19103
Radnor, PA 19087
2. The filing must demonstrate your ownership of Isolagen common stock, including the dates of ownership, and must state the basis for your objection.
3. You may file a written objection without having to appear at the Fairness Hearing. You may not appear at the Fairness Hearing to present your objection, however, unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.
4. If you wish to be heard orally at the hearing in opposition to the approval of the Settlement, including the Fee and Expense Award, and if you have filed and served a timely written objection as described above, you must also notify the above counsel in your written objection concerning your intention to appear. Persons who intend to object and desire to present evidence at the Fairness Hearing must include in their written objection the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing.
5. As stated above, you are not required to hire an attorney to represent you in making written objections or in appearing at the Fairness Hearing. If you decide to hire an attorney, which will be at your own expense, however, he or she must file a notice of appearance with the Court and serve it on Plaintiffs’ and Defendants’ Counsel so that the notice is received no later than 14 days prior to the date of the Fairness Hearing.
6. The Fairness Hearing may be adjourned by the Court without further written notice. If you intend to attend the Fairness Hearing, you should confirm the date and time with Plaintiffs’ Counsel.
Unless the Court orders otherwise, any shareholder who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement, including the Fee and Expense Award. Shareholders do not need to appear at the Fairness Hearing or take any other action to indicate their approval.
DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF
CLERK OF THE COURT REGARDING THIS NOTICE.
Dated March 6, 2009
By Order of the Clerk of Court
United States District Court for
the Eastern District of Pennsylvania